UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 25, 2005

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 12th Street, Suite 500
Oakland, California 94607

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act;
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
☐	Pre-announcement communications pursuant to Rule 14d-2(b) under the Exchange Act;
☐	Pre-announcement communications pursuant to Rule 13e-4(c) under the Exchange Act;

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Severance Benefits Agreement with Adrian Cox

          As previously announced, on October 28, 2004 the Compensation Committee of the Board of Directors of Ask Jeeves, Inc. (“Ask Jeeves” or “us”) approved a revised severance benefits program for our executive officers. On January 25, 2005, in accordance with the revised severance benefits program, we entered into a new severance benefits letter agreement with Adrian Cox, who serves as our Executive Vice President for European Operations and CEO of our U.K. subsidiary, Ask Jeeves Internet Ltd. (“AJIL”).

          The new agreement with Mr. Cox provides that if we terminate his employment without cause (or if he resigns for good reason), the vesting schedule in effect for all of his options then outstanding would accelerate by an additional six months so that each option would become exercisable for the additional number of shares for which it would have otherwise been exercisable under the normal vesting schedule had he actually rendered an additional six months of service prior to the date of the termination. Similarly, the new agreement provides that for 18 months following any change in control of our company, if we or our successor terminates Mr. Cox’s employment without cause (or if he resigns for good reason), all of his options then outstanding would immediately vest and become exercisable.

          Mr. Cox’s other rights to severance pay, as described in his offer letter dated October 27, 2003 (which appears as an exhibit to our Form 10-Q, filed May 3, 2004), are not affected by the new agreement, except that certain key definitions under the new agreement are made applicable to the prior agreement. In addition, Mr. Cox’s agreement provides that if any payment we make to him would be subject to the “excess parachute payment” excise tax imposed under Section 4999 of the Internal Revenue Code, the total amount of payments to him will be reduced to just below the level at which the tax is triggered.

          In order to receive any severance benefits under the new agreement, Mr. Cox must execute a complete and unconditional release agreeing not to sue us for any other claims.

          The new agreement prohibits Mr. Cox from soliciting any of our employees, distributors, licensors or licensees for two years following an involuntary termination.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

          The exhibit listed in the Exhibit Index, below, is filed with this report..

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)

Date: January 27, 2005	By:	/s/ Brett M. Robertson

Brett M. Robertson
EVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Benefits Letter Agreement, dated January 25, 2005, by and between Ask Jeeves Internet Ltd., Ask Jeeves, Inc. and Adrian Cox

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